PUT AGREEMENT

THIS PUT AGREEMENT (this "Put Agreement") is made this 31 day of December, 2007 between Sino-Global Shipping America, Ltd., a Virginia stock corporation (the "Company") and Richard E. Watkins and Sharon J. Watkins, as joint tenants (the "Buyer").

RECITALS

WHEREAS, Mr. Cao Lei, a resident of the People's Republic of China (the "Seller"), and the Buyer are parties to a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which the Seller has agreed to sell, and the Buyer has agreed to purchase, certain shares (the "Shares") of the Company's common stock, without par value per share (the "Common Stock"), on the terms and conditions set forth therein; and

WHEREAS, the Company has agreed to purchase the Shares acquired by the Buyer from the Seller under the Stock Purchase Agreement under certain terms and conditions, as set forth herein; and

WHEREAS, as inducement for the Company to enter into this Put Agreement, the Buyer has agreed to certain limitations on the Buyer's ability to encumber the Shares, as set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Recitals**. The foregoing recitals are incorporated as though fully set forth in this Section 1.

2. **Obligation to Purchase Shares**.

(a) *Nature of Obligation.* The Buyer agrees to sell, and the Company agrees to purchase, the Shares the Buyer acquired from the Seller in the Stock Purchase Agreement, for an aggregate purchase price of $625,000, on the terms and subject to the limitations set forth in this Section 2. The Company shall be obligated to purchase the Shares and the Buyer shall be obligated to sell the Shares on the earlier to occur of (i) December 31, 2008 or (ii) such date as the Company shall notify the Buyer in writing that the Company will not complete an initial public offering of the Company's Common Stock on or before December 31, 2008. Either of the events in the previous sentence shall automatically and immediately operate to require the Company to purchase the Shares from the Buyer, without need of notice. To the extent the Company completes an initial public offering of its Common Stock on or before December 31, 2008, the Company's obligation to purchase, and the Buyer's obligation to sell, the Shares shall terminate automatically and immediately. For purposes of this Put Agreement, "completes an initial public offering" shall mean that the Company shall have registered the initial sale of the Company's Common Stock with the Securities and Exchange Commission and shall have listed the Company's Common Stock for trading on a national securities exchange.

(b) *Establishment of Escrow Agreement*. In order to ensure that the Company maintains sufficient capital to fulfill its obligations under section 2(a), the parties agree to enter into an Escrow Agreement in substantially the form attached hereto as Exhibit A, pursuant to which the Company shall deposit in escrow $625,000, which shall be paid (i) to the Buyer to effect the purchase by the Company of the Shares in the event the Company does not complete an initial public offering of its Common Stock or (ii) to the Company in the event the Company completes an initial public offering of its Common Stock prior to December 31, 2008.

(c) *Purchase Price for Shares*. The parties acknowledge and agree that the aggregate purchase price for the Shares shall be $625,000, regardless of the number of Shares purchased from the Buyer by the Company.

(d) *Closing of Purchase*. The closing of any purchase by the Company of Shares pursuant to Section 2(a) shall be held at the office of Kaufman and Canoles, P.C. on a date agreed to by the Company and Buyer, but not later than 30 days after the date the Company becomes obligated to purchase the Shares pursuant to Section 2(a). At the closing:

(i) the Buyer will deliver to the Company the certificates representing the Shares to be purchased, duly endorsed for transfer or accompanied by stock powers.

(ii) the Buyer will provide the Company with certification in a form acceptable to the Company's counsel that the Shares conveyed are free and clear of all liens, encumbrances, charges and other claims.

(iii) the Company will deliver to the Buyer a certificate of an officer certifying to the Buyer that immediately following the closing and the payment of the purchase price, (a) the Company will not be insolvent and its assets will exceed its liabilities; (b) the purchase price does not exceed the Company's surplus; (c) the Company will be able to pay its debts as they become due in the ordinary course; and (d) the Company will not have an unreasonably small capital for the business intended to be conducted by it.

(iv) the Company will deliver the purchase price to the Buyer in immediately available funds.

(e) *Corporate Action*. If the Company is unable to complete any purchase of Shares in connection herewith because of restrictions in its Articles of Incorporation or Bylaws, in agreements to which it is a party or in applicable statutes, then the Company shall take such action as may be necessary to permit it to make such purchases, including soliciting shareholder approval of such action to the extent required under applicable law or the Company's Articles of Incorporation or Bylaws.

3. **Covenants**.

(a) During the term of this Put Agreement, Buyer shall not sell, gift or otherwise transfer the Shares and shall maintain the Shares (including any Shares acquired after

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the date hereof pursuant to the Stock Purchase Agreement) free and clear of any and all liens, charges, restrictions, claims and encumbrances.

(b) During the term of this Put Agreement, the Company shall not (i) voluntarily declare bankruptcy or insolvency; (ii) consent to any third-party's attempt to have the Company declared bankrupt or insolvent; or (iii) fail to pay its obligations as they become due.

4. **Miscellaneous**.

(a) *Amendments and Waivers*. Except as otherwise provided herein, the provisions of this Put Agreement may be amended or waived only upon the prior written consent of the Company and the Buyer.

(b) *Successors and Assigns*. All covenants and agreements in this Put Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns.

(c) *Severability*. Whenever possible, each provision of this Put Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Put Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Put Agreement.

(d) *Counterparts*. This Put Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) *Descriptive Headings*. The captions and descriptive headings of this Put Agreement are inserted for convenience only and do not constitute a part of this Put Agreement.

(f) *Governing Law*. The corporate law of the Commonwealth of Virginia will govern all issues arising out of or concerning this Put Agreement. Venue in any case arising out of or related to this Put Agreement shall lie exclusively in the federal courts located in the Eastern District of Virginia or the state courts located in the City of Richmond.

(g) *Entire Agreement*. This Put Agreement, together with the Escrow Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

(h) *Notices*. Any and all notices and other communications hereunder shall be in writing addressed to the parties at the addresses specified below or such other addresses as either party may direct by notice given in accordance with this section, and shall be delivered (i) by reputable delivery service (including by way of example and not limitation, Federal Express, UPS and DHL), which makes a record of the date and time of delivery, in which case notice shall

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be deemed to have been given on the date indicated on the delivery service's record of delivery or (ii) by fax transmission to the fax number given below, with confirmation of good receipt and confirmed by letter to the address set forth below, in which case notice shall be deemed to have been duly given on the date so indicated in the facsimile.

To the Company:

Sino-Global Shipping America, Ltd.
36-09 Main Street
Suite 9C-2
Flushing, New York 11354
Facsimile: (718) 888-1148

with a copy to:

Kaufman & Canoles, P.C.
Three James Center, 12th Floor
1051 East Cary Street
Richmond, Virginia 23219
Attention: Bradley A. Haneberg, Esq.
Facsimile: (804) 771-5725

To the Buyer:

Richard E. Watkins
Sharon J. Watkins
812 Linkhorn Drive
Virginia Beach, Virginia 23451-3921

with a copy to:

Anderson & Strudwick, Incorporated
707 East Main Street, 20th Floor
Richmond, Virginia 23219
Attention: L. McCarthy Downs, III
Facsimile: (804) 648-3404

[Put Agreement Execution Page Follows]

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[Put Agreement Execution Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Put Agreement as of the date and year first above written.

COMPANY: SINO-GLOBAL SHIPPING AMERICA, LTD.

By: /s/ Cao Lei
Name: Cao Lei
Title: CEO

BUYER:

/s/ Richard E. Watkins
RICHARD E. WATKINS, as joint tenant with
SHARON J. WATKINS

/s/ Sharon J. Watkins
SHARON J. WATKINS, as joint tenant with
RICHARD E. WATKINS